Exhibit (h)(g)(1)
Schedule A
To
INDEMNIFICATION AGREEMENT
(For Portfolios commencing operations after May 1, 2008)
PACIFIC SELECT FUND PORTFOLIOS
ELECTING PARTNERSHIP TAX STATUS

Long/Short Large-Cap Portfolio
Mid-Cap Value Portfolio
American Funds Asset Allocation Portfolio
Pacific Dynamix — Conservative Growth Portfolio
Pacific Dynamix — Moderate Growth Portfolio
Pacific Dynamix — Growth Portfolio
PD Aggregate Bond Index Portfolio
PD High Yield Bond Index Portfolio
PD Large-Cap Growth Index Portfolio
PD Large-Cap Value Index Portfolio
PD Small-Cap Growth Index Portfolio
PD Small-Cap Value Index Portfolio
PD International Large-Cap Portfolio
PD Emerging Markets Portfolio
Portfolio Optimization Conservative
Portfolio Optimization Moderate Growth
Portfolio Optimization Moderate
Portfolio Optimization Growth
Portfolio Optimization Aggressive-Growth
Effective May 1, 2011

PACIFIC LIFE INSURANCE COMPANY		PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Howard T. Hirakawa
	Howard T. Hirakawa		Howard T. Hirakawa
	Vice President		Vice President

By:	/s/ Jane M. Guon	By:	/s/ Jane M. Guon
	Jane M. Guon		Jane M. Guon
	Secretary		Secretary